UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2024

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TCPC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Assumption of the Credit Facility Obligations

On March 18, 2024, BCIC Merger Sub, LLC, a Delaware limited liability company (the “Successor Company”), an indirect wholly-owned subsidiary of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”), entered into an assumption agreement (the “Credit Assumption Agreement”), effective as of the closing of the Merger (as defined below). The Credit Assumption Agreement relates to the Successor Company’s assumption of that certain Second Amended and Restated Senior Secured Revolving Credit Agreement, originally entered into on February 19, 2016 (as amended as of August 8, 2016, June 5, 2017, March 15, 2018, August 30, 2019, May 22, 2020, April 23, 2021, April 26, 2023 and September 6, 2023, and as further amended from time to time, the “Credit Facility”), by and among BCIC (as defined below), as borrower, Citibank, N.A., as administrative agent and the other parties thereto. Currently, the commitment under the Credit Facility is $265 million; however, the commitment can also be increased to up to $325 million in the aggregate. The Credit Facility matures on September 6, 2027.  Amounts outstanding under the Credit Facility bear interest at a rate based on, at the Successor Company’s election, (i) in the case of ABR loans, a base reference rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest last quoted by the administrative agent as its “prime rate” or (c) the adjusted term SOFR rate plus 1.00%, plus a margin ranging from 0.75% to 1.00% per annum, in the case of ABR loans, and 1.75% to 2.00% per annum, in the case of eurocurrency loans or SOFR loans, (ii) in the case of eurocurrency loans, a rate per annum equal to the adjusted CDOR rate or the adjusted EURIBO rate, for loans denominated in Canadian dollars or in euros, respectively, plus, in either case, the Applicable Margin (as defined in the Credit Facility) or (iii) in the case of SOFR loans, a rate per annum equal to the adjusted term SOFR rate plus the Applicable Margin.

The Credit Facility is secured by all of the assets held by the Successor Company as successor to BCIC. Under the terms of the Credit Facility and related transaction documents, the Successor Company as successor to BCIC, has made certain customary representations and warranties, and is required to comply with various covenants, including leverage restrictions, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility also includes usual and customary events of default for credit facilities of this nature.

The description above is only a summary of certain of the material provisions of the Credit Assumption Agreement and the Credit Facility and is qualified in its entirety by reference to the text of the Credit Assumption Agreement and the Credit Facility, which are filed as Exhibits 10.1 and 10.2 to this Report and are incorporated herein by reference.  The Credit Facility, reflecting all prior amendments thereto and the amendments made pursuant to the Credit Assumption Agreement, is attached as Exhibit B to Exhibit 10.2 to this Report.

Assumption of Note Purchase Agreement Obligations

On March 18, 2024, the Successor Company entered into an assumption agreement (the “Note Assumption Agreement”), effective as of the closing of the Merger. The Note Assumption Agreement relates to the Successor Company’s assumption of (a) $35,000,000 aggregate principal amount of BCIC’s 6.85% Series 2022A Senior Notes, Tranche A, due December 9, 2025 (the “Tranche A Notes”), and (b) $57,000,000 aggregate principal amount of BCIC’s Floating Rate Series 2022A Senior Notes, Tranche B due December 9, 2025 (the “Tranche B Notes” and, collectively with the Tranche A Notes, the “Notes”) and other obligations of BCIC under the Master Note Purchase Agreement, dated as of April 21, 2022 (as amended by the First Amendment to Master Note Purchase Agreement, dated as of March 13, 2024 (the “First Amendment”), and as further amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among BCIC and certain institutional investors.

Pursuant to the Note Assumption Agreement, the Successor Company expressly assumed on behalf of BCIC the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes outstanding, and the due and punctual performance and observance of every covenant and every condition of the Note Purchase Agreement and the Notes, to be performed or observed by BCIC.

The Tranche A Notes bear interest at a fixed rate equal to 6.85% (which interest rate was increased from 5.82% effective as of the closing of the Merger) that is payable semi-annually on June 9 and December 9 of each year.  The Tranche B Notes bear interest at a rate equal to the Secured Overnight Financing Rate plus 3.14% that is payable quarterly on March 9, June 9, September 9 and December 9 of each year.  The Notes will be due on December 9, 2025, unless redeemed, purchased or prepaid prior to such date by the Successor Company or its affiliates in accordance with their terms. The Successor Company may prepay the Notes at its option, subject to a prepayment premium, in an amount equal to 1% before June 9, 2024, 0.5% after June 9, 2024 but on or before June 9, 2025 and zero after June 9, 2025.   In addition, the Successor Company will be obligated to offer to repay the Notes at par if certain change in control events occur. The Notes are general unsecured obligations of the Successor Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Successor Company.

The description above is only a summary of certain of the material provisions of the Note Assumption Agreement and the Note Purchase Agreement and is qualified in its entirety by reference to the text of the Note Assumption Agreement and the Note Purchase Agreement (including the First Amendment thereto), which are filed as Exhibits 10.3 through 10.5 to this Report and are incorporated herein by reference.

Dividend Reinvestment Plan

On February 27, 2024, the board of directors of the Company approved the Company’s dividend reinvestment plan (the “DRIP”). The DRIP will be effective as of, and will apply to the reinvestment of cash distributions with a record date after March 18, 2024. Under the DRIP, stockholders automatically will receive cash dividends and distributions unless they “opt in” to the DRIP and elect to have their dividends and distributions reinvested in additional shares of the Company’s common stock; provided that former stockholders of BCIC that participated in the BCIC dividend reinvestment plan at the time of the Merger automatically will be enrolled in the Company’s DRIP and have their shares reinvested in additional shares of the Company’s common stock, unless they “opt out” of the DRIP.

The description above is only a summary of certain of the material provisions of the DRIP and is qualified in its entirety by reference to the text of the DRIP, which is filed as Exhibit 10.6 to this Report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 18, 2024, the Company completed its previously announced acquisition of BlackRock Capital Investment Corporation, a Delaware corporation (“BCIC”), pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 10, 2024, by and among the Company, BCIC, the Successor Company, and solely for the limited purposes set forth therein, BlackRock Capital Investment Advisors, LLC, a Delaware limited liability company and investment adviser to BCIC (“BCIA”), and Tennenbaum Capital Partners, LLC, a Delaware limited liability company and wholly-owned subsidiary of BCIA and investment adviser to the Company. Pursuant to the Merger Agreement, BCIC was merged with and into the Successor Company, with the Successor Company continuing as the surviving company and as a subsidiary of Special Value Continuation Partners LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of BCIC’s common stock was converted into the right to receive 0.3834 shares of common stock, par value $0.001 per share of the Company (with BCIC’s stockholders receiving cash in lieu of fractional shares of the Company’s common stock). As a result of the Merger, the Company issued an aggregate of approximately 27,824,069 shares of its common stock to former BCIC’s stockholders prior to any adjustment for BCIC’s stockholders receiving cash in lieu of fractional shares.

The description above is only a summary of certain of the material provisions of the Merger Agreement and is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Company’s Form 8-K filed on January 11, 2024 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Retirement of M. Freddie Reiss and Peter Schwab as Independent Directors of the Company

As previously disclosed on March 8, 2024, M. Freddie Reiss and Peter Schwab retired from the Board of Directors (the “Board”) of the Company, effective upon the closing of the Merger. Messrs. Reiss and Schwab’s decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Messrs. Reiss and Schwab will serve as advisors to the Board until the 2025 annual stockholder meeting of the Company.

Appointment of Maureen K. Usifer and John R. Baron as Independent Directors of the Company

As previously disclosed on March 8, 2024, the Board of the Company appointed Maureen K. Usifer and John R. Baron to the Board of the Company, to serve as Independent Directors, effective upon the closing of the Merger. Ms. Usifer and Mr. Baron served as Independent Directors of BCIC prior to the closing of the Merger.

Appointment of Nik Singhal as an Officer of the Company

On March 18, 2024, the Board of the Company appointed Nik Singhal as Chief Operating Officer (“COO”) of the Company, with the appointment effective immediately. Mr. Singhal will serve as COO until his resignation or removal by the Board.

Mr. Singhal currently serves as a Director and Chief Executive Officer of BlackRock Direct Lending Corp.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release announcing, among other things, the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01 is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Fund Acquired

The information required by Item 9.01(a) of Form 8-K, including the financial statements required pursuant to Rule 6-11 of Regulation S-X, was previously included or incorporated by reference in the Company’s prospectus, dated October 6, 2023 (the “Prospectus”), as filed under the Securities Act with the SEC on October 6, 2023 and included in the Company’s Registration Statement (Registration Statement No. 333-274897) initially filed on October 6, 2023, as amended, and in Supplement No. 1 to the Prospectus, as filed with the SEC on March 6, 2024, and, pursuant to General Instruction B.3 of Form 8-K, is not included herein.

(d) Exhibits.

Exhibit Number	Description

2.1
Amended and Restated Agreement and Plan of Merger among BlackRock Capital Investment Corporation, BlackRock TCP Capital Corp., BCIC Merger Sub, LLC, BlackRock Capital Investment Advisors, LLC (for the limited purposes set forth therein) and Tennenbaum Capital Partners, LLC (for the limited purposes set forth therein), dated as of January 10, 2024 (Incorporated by reference to Annex A filed with BlackRock TCP Capital Corp.’s Registration Statement on Form N-14 (File No. 333-274897) on January 11, 2024) (1)

10.1*	Borrower Assumption Agreement, dated as of March 18, 2024, by BCIC Merger Sub, LLC and Citibank, N.A., as administrative agent

10.2*
Eighth Amendment to the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 6, 2023, by and among BlackRock Capital Investment Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., as Administrative Agent

10.3*	Assumption Agreement, dated as of March 18, 2024, made by BCIC Merger Sub, LLC for the benefit of the holders of Notes issued under the Master Note Purchase Agreement (1)

10.4
Master Note Purchase Agreement, dated as of April 21, 2022, between BlackRock Capital Investment Corporation and the purchasers party thereto (Incorporated by reference to Exhibit 10.1 filed with BlackRock Capital Investment Corporation’s Current Report on Form 8-K (File No. 814-00712) on April 22, 2022)

10.5
First Amendment to Master Note Purchase Agreement, dated as of March 13, 2024, among BlackRock Capital Investment Corporation and the holders of the Notes party thereto (Incorporated by reference to Exhibit 10.1 filed with BlackRock Capital Investment Corporation’s Current Report on Form 8-K (File No. 814-00712) on March 14, 2024)

10.6*	Dividend Reinvestment Plan

99.1*	Press release of BlackRock TCP Capital Corp., dated as of March 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

(1) Exhibits and schedules to Exhibits 2.1 and 10.3 have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK TCP CAPITAL CORP.

Date: March 18, 2024	By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Chief Executive Officer and Chairman of the Board

	By:	/s/ Erik Cuellar
Name: Erik Cuellar
Title: Chief Financial Officer